UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

FIRST COMMUNITY FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

333-185041
333-185043
Illinois	333-185044	20-4718752
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2801 Black Road, Joliet, IL		60435
(Address of Principal Executive Offices)		(Zip Code)

(815) 725-0123
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2013, the Company held its annual meeting of shareholders. Of the 16,175,938 shares of common stock eligible to vote at the annual meeting, 12,571,219 shares were represented in person or by proxy, representing approximately 77.72% of the outstanding shares. At the meeting, the shareholders elected George Barr, Terrence O. D'Arcy, John J. Dollinger, Roger A. D'Orazio, William L. Pommerening, and Dennis G. Tonelli directors to serve three-year terms until 2016, and approved the additional proposal listed below. Further detail on each of the matters voted on by the shareholders is available in the Company's proxy statement.

The final results of voting on each of the matters submitted to a vote of shareholders are as follows:

1)    Election of six members of the board of directors to serve a three-year term expiring 2016:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
George Barr	7,237,935	279,453	104,637	4,949,194
Terrence O. D'Arcy	7,307,710	232,128	82,187	4,949,194
John J. Dollinger	6,858,284	631,730	132,011	4,949,194
Roger A. D'Orzaio	6,942,660	555,088	124,277	4,949,194
William L. Pommerening	7,265,192	240,406	116,427	4,949,194
Dennis G. Tonelli	7,260,356	250,522	111,147	4,949,194

2)	Ratification of McGladrey LLP as the Company's independent registered public accounting firm for the year ended December 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,303,581	167,311	100,327	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

Dated: May 21, 2013	/s/ Glen L. Stiteley
Glen L. Stiteley
Executive Vice President and Chief Financial Officer